UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 1, 2011

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2011, Charles & Colvard, Ltd. (the “Company”) entered into the Third Amendment to Lease Agreement (the “Amendment”) with Raleigh Flex Owner I, LLC, which amends the Lease Agreement, dated March 26, 2004, by and between the Company and Duke Realty Limited Partnership, as amended September 22, 2004 and July 30, 2010, with respect to the Company’s principal executive office.

The Amendment extends the term of the lease through January 31, 2017 from its original expiration of July 2011. The Amendment also provides for a reduced rental rate and 50% rent abatement in the first 12 months of the extended term beginning in January 2011. The Amendment includes 3% annual rent escalations and a one-time option to terminate the lease effective as of July 31, 2014. The Amendment removes the Company’s right of first refusal to lease any other space in its current building. Finally, the Amendment provides the Company an option to extend the term of the lease for one additional period of five years upon certain conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 10, 2011	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer